UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 13, 2013

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1100 Greenwood Village, CO 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

Keating Capital, Inc. announced that Jumptap, Inc. signed a definitive merger agreement, on August 13, 2013, to be acquired by Millennial Media, Inc. (NYSE: MM) in a predominantly stock transaction.  Jumptap stockholders will receive shares of Millennial Media common stock as specified in the merger agreement.  The merger is expected to be completed in the fourth quarter of 2013.  However, the closing of the merger is subject to the satisfaction of various customary closing conditions, including approval by Millennial Media’s stockholders and certain regulatory approvals. Keating Capital can give no assurances that the merger transaction will be completed, and even if completed, when it may be completed.

A copy of Keating Capital’s press release dated August 15, 2013, is attached as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01     Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 15, 2013	KEATING CAPITAL, INC.

		By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer

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